* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.33

                   MANUFACTURING TECHNOLOGY JOINT DEVELOPMENT

                                       AND

                            FOUNDRY SUPPLY AGREEMENT

      This Manufacturing Technology Joint Development and Foundry Supply Agreement (hereinafter the "Agreement") effective as of March 30, 2001 ("Effective Date"), is made by and between Taiwan Semiconductor Manufacturing Co., Ltd., a company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3 Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC") and LSI Logic Corporation, a company duly incorporated under the laws of the State of Delaware, having its principal place of business at 1551 McCarthy Blvd., Milpitas, California 95035, United States of America (hereinafter "LSI"). (TSMC and LSI are collectively referred to as the "Parties" or individually as a "Party").

                                    RECITALS

A. TSMC manufactures and supplies semiconductor wafers pursuant to its leading-edge foundry operations and performs research and development for advanced wafer fabrication technologies and associated factory operations.

B. LSI designs, develops, manufactures and markets leading-edge integrated circuits and performs research and development for its products and operations, including for advanced wafer fabrication technologies and associated factory operations.

C. The Parties wish to collaborate involving semiconductor wafer process and manufacturing technology and to establish a wafer supply arrangement by which TSMC will supply a portion of LSI's requirements for semiconductor wafers.

      Now, therefore, in consideration of the foregoing premises and the mutual promises and obligations set forth herein, the Parties hereby agree as follows:

1     Definitions:

1.1 "Affiliate" of a Party means, any corporation, limited liability company, partnership or other business enterprise of which more than fifty percent (50%) of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any Party to this Agreement. Any corporation, limited liability company, partnership or other business enterprise which would at any time be an Affiliate of LSI or TSMC by reason of the foregoing, shall be considered an Affiliate for purposes of this Agreement only for so long as the foregoing conditions are met. For purposes of this Agreement, TSMC's Affiliates shall include Singapore Semiconductor Manufacturing Corporation ("SSMC") and Vanguard International Semiconductor Corporation ("Vanguard").

1.2   "Confidential Information" shall have the meaning as set forth in Section
      8.1.

1.3 "Deliverables" mean items, whether tangible or intangible, that are identified by the Statement of Work, or other means of the Development Program to be provided by one Party to the other for the purposes of successful completion of the Development Program.

1.4 "Development Program" means the cooperative development and the installation and qualification of the JDP Process in a single instance at each of the respective factories of the Parties.

1.5 "Intellectual Property Rights" means (a) all Patent Rights; (b) all copyrights and all other literary property and author rights, and all rights, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted interests; (c) all mask work rights, mask work applications, and mask work registrations, and (d) all rights, title and interest in and to all inventions (whether patentable or not in any country), invention disclosure, and trade secrets
      (i) solely owned by a Party or its Affiliates that would necessarily be infringed by the practice or exploitation of the JDP Process and (ii) that a Party or it's Affiliates have the right to grant licenses of the scope herein without the payment of royalties to any third party, to the extent the practice or exploitation of the JDP Process by a Party hereto would infringe the intellectual property rights of such third party.

1.6 "Invention" means an invention or discovery relating to the JDP Process first conceived or reduced to practice as a result of activities undertaken pursuant to the Development Program.

1.7 "JDP Process" shall have the meaning set forth in Article 2.0 and as to be more fully delineated in the Statement of Work.

1.8 "LSI Front End Process" means the portion of the LSI Gflx process that is described at Schedule B to this Agreement.

1.9 "Patent Rights" means any patent rights, letters patent and applications for letters patent, or other government issued or granted indicia of invention ownership, including any reissue, division, term extension, continuation or continuation-in-part, which have a first effective filing date in any country prior to one hundred and eighty (180) days after termination or expiration of this Agreement.

1.10 "Statement of Work" means the description of the activities, responsibilities and contributions of the Parties, both separately and in cooperation with each other, and the mutually desired results therefrom that are to be developed pursuant to this Agreement for successful completion of the Development Program.

1.11 "Technology" means any technical information relevant to or useful to the Development Program that is to be provided as a Deliverable under this Agreement or which is reasonably required for the practice or exploitation of the JDP Process, which a Party or its Affiliates (a) owned or controlled prior to the Effective Date of this Agreement, (b) solely develops during the time this Agreement is in effect or thereafter or (c) otherwise obtains rights to independently of the other Party hereto. Technical information includes, but is not limited to, any and all methods, processes, recipes, formulae, measurements, computer programs, algorithms, procedures, designs, schematics, know-how, show-how, mask works for demonstration or qualification vehicles, including all information, data, and materials describing any of the foregoing. Technology expressly excludes other types of technical information, including by way of example, related to packaging, circuitry, cell libraries and electronic product design, except where such information has been expressly provided for as a Deliverable pursuant to this Agreement.

1.12 "Term" shall mean the term of this Agreement, including any extended period(s), as provided by Section 11.1 of this Agreement.

1.13 "TSMC Foundry Process" means the TSMC CL013 1.2V/3.3V foundry process, including copper interconnect and Black Diamond Low K dielectric, as such exists or is specified for development at the Effective Date.

1.14 "Wafer Foundry Agreement" means the agreement for the purchase and sale of wafers provided for at Article 6.

2     Scope

      This Agreement covers the Parties' rights and obligations with respect to:
      a) their respective contributions to and collaboration for joint development of a semiconductor wafer fabrication CMOS process for 0.13um technology, referred to herein as the JDP Process; b) the successful installation and qualification of the JDP Process in each Party's factory and c) the supply of semiconductor wafers by TSMC to LSI using the JDP Process. In addition, the Parties anticipate that their success in the development and use of the JDP Process will precede their further collaboration for advanced joint process technology development, mutually recognized to be a 100nm or 90nm node.

3     Joint Development

3.1 Promptly upon the Effective Date the Parties will commence and complete preparation of a mutually acceptable Statement of Work that will set forth the material elements for the cooperative development of the JDP Process under the Development Program. The Statement of Work, when completed and mutually agreed to, will be deemed to be incorporated into and become a part of this Agreement as Schedule A. If there is any conflict or discrepancy between the terms of this Agreement and those of the Statement of Work, the terms and conditions of this Agreement shall prevail.

3.2 The Statement of Work will reflect that the development of the JDP Process will combine certain Technology of the TSMC Foundry Process and the Technology of the LSI Front End Process and the other Technology elements to be contributed by LSI that are further described at Schedule B to this Agreement.

3.3 The Statement of Work will specify in adequate detail the elements of Technology, personnel expertise and particular resources to be contributed by each Party for purposes of development and/or factory use of the JDP Process. In addition the Statement of Work will specify a timetable, with appropriate milestones, pursuant to which Deliverables are to be provided by one Party to the other Party, the desired results of the Development Program that are to be realized, including the initial installation and qualification of the JDP Process in each Party's factory and the means by which successful completion of the Development Program will be ascertained and such other elements as the Parties may deem appropriate to include.

3.4 The Parties shall exercise their reasonable best efforts in the performance of their duties and obligations in the preparation of the Statement of Work and with respect to the work and other activities to be performed thereunder for successful completion of the Development Program; provided, however, neither party shall be responsible for whether or to what extent the other party is able to successfully operate the JDP Process in the other Party's facilities.

3.5 All expenses incurred by a Party with respect to the performance of its obligations under the Development Program shall be the responsibility of that Party and no reimbursement therefor shall be required of the other Party. In preparing the Statement of Work, the Parties shall endeavor to allocate costs and expenses to be incurred by each Party pursuant to the Development Program in an approximately equal manner, with appropriate regard for efficient accomplishment of the Development Program. In the event that a Party provides additional services necessary to the development of the JDP Process but outside the scope of the Development Program, the Parties shall mutually agree, in advance, upon any equitable reimbursement.

3.6 Subject to Article 8 (Confidentiality), each Party shall provide the other Party with adequate access to its facilities for the purposes of the Parties' performance of their obligations under this Agreement. The Party gaining access to the other Party's facilities shall cause its employees and representatives who are allowed such access to fully comply with the other Party's rules and regulations governing conduct in the work place. Each Party shall hold the other Party harmless from damage or injury to the other Party and/or its employees that is proximately caused by such Party's employees or representatives while at the other Party's facilities.

3.7 Within six (6) months following the Effective Date the Parties will meet and confer regarding their mutual interests in entering into a joint development program for their respective manufacturing process requirements beyond that covered by this Agreement, which are currently anticipated to be for a 100nm or 90nm technology. The provisions of such a joint development program would be the subject of a separate agreement.

3.8 During the term of this Agreement and for a period of twelve (12) months following its termination for any reason, each Party (i) shall not hire or solicit for hire any employee of the other Party who is involved in the performance of the obligations of the other Party under this Agreement or who becomes known to the other Party by virtue of the Parties' activities under this Agreement and (ii) shall not through any other means, directly or indirectly, encourage any such employee to terminate his/her employment with the other Party. This restriction shall no longer apply with respect to any person whose employment was involuntarily terminated or who has not been employed for more than twelve (12) months by the other Party.

3.9 Technology and Intellectual Property Rights that are created through the work of the Parties pursuant to the Development Program will be jointly owned by the Parties (subject to Section 7.3), without any obligation of accountability of one Party to the other Party with respect thereto unless otherwise expressly provided in this Agreement. One Party's rights to use Technology and Intellectual Property Rights of the other Party are set forth in Article 4.

3.10 The Parties' obligations and activities hereunder are non-exclusive. Unless otherwise expressly stipulated under this Agreement, nothing in this Agreement is intended to preclude or otherwise limit either Party from engaging in any kind of activity covered by this Agreement, either separately or in combination with any other party.

4     Licenses

4.1 LSI, for itself and on behalf of its Affiliates, hereby grants and agrees to grant to TSMC a [*] license under LSI's Technology and Intellectual Property Rights:

      (a) to use in TSMC's factories and to modify, in whole or in part, the JDP Process and to make derivatives of the JDP Process;

      (b) to use in TSMC's factories to manufacture, to offer to sell, to sell, to import, to export, and otherwise distribute products made, in whole or in part, with the JDP Process and any modifications thereto and/or derivatives thereof;

      (c) to grant [*]; and

      (d) to grant sublicense rights of the same or lesser scope as those granted by LSI herein, to [*], subject to LSI's prior written consent, which will not be unreasonably withheld or delayed, and further subject to the following: (i) LSI will be given reasonable prior written notice of the [*]granted; (ii) [*]; (iii) the granting of such sublicense rights shall not occur prior to [*]; and (iv) [*] will agree in writing to be bound to the terms and conditions (excluding Article 6) that are substantially similar to which the rights and licenses granted to TSMC are subject.

4.2 TSMC, for itself and on behalf of its Affiliates, hereby grants and agrees to grant to LSI a [*]license under TSMC's Technology and Intellectual Property Rights:

      (a) to use in LSI's factories and to modify, in whole or in part, the JDP Process and to make derivatives of the JDP Process;

      (b) to use in LSI's factories to manufacture, to offer to sell, to sell, to import, to export, and otherwise distribute products made, in whole or in part, with the JDP Process and any modifications thereto and/or derivatives thereof;

      (c) to grant [*].

      (d) to grant sublicense rights of the same or lesser scope as those granted by TSMC herein, to the non-Affiliate third party identified on Schedule C, subject to the following: (i) TSMC will be given written notice at the time of the granting of any such sublicense rights; (ii) [*]; (iii) the granting and/or practice of such sublicense rights shall not occur prior to [*]; and (iv) [*] will agree in writing to be bound to the terms and conditions (excluding Article 6) that are substantially similar to which the rights and licenses granted to LSI are subject.

4.3 The rights and licenses granted by one Party to the other Party are subject to the terms and conditions of this Agreement and are limited to the rights and licenses expressly set forth herein and, with respect to the rights to grant sublicenses, the full compliance by sublicensees with confidentiality obligations substantially equivalent to those contained in this Agreement.

4.4 The conditions precedent, regarding installation and qualification of the JDP Process in the factories of the Parties, to the rights granted to each Party under subsections 4.1 (d) and 4.2 (d) respectively shall not apply to a Party as a Non-Defaulting Party in the case of an Event of Default by the other Party.

4.5 In the event either Party exercises its rights under Section 4.1(d) or 4.2(d) above, the Parties shall discuss and attempt, in good faith, [*]received by the other Party by virtue of such provisions of this Agreement will have the right to receive reports and [*]with respect thereto.

5     JDP Process Installation and Qualification

5.1 The Statement of Work will specify that the initial installation and qualification of the JDP Process will be in a TSMC factory. TSMC, with LSI's assistance as provided in the Statement of Work, will perform all activities necessary or appropriate for the installation and qualification in accordance with customary TSMC procedures therefor and as otherwise required pursuant to the Statement of Work.

5.2 At such time as LSI shall request, TSMC will transfer the JDP Process to an LSI factory for installation and qualification in order to perform that portion of the Development Program. LSI anticipates that such transfer for the initial installation and qualification of the JDP Process will be to equipment for fabrication of 200mm (8") wafers, but reserves the right to require initial transfer of the JDP Process for installation and qualification for the fabrication of 300mm (12") wafers. LSI will not request transfer to an LSI factory prior to the completion of initial installation and qualification of the JDP Process at a TSMC factory unless such installation and qualification of the JDP Process at a TSMC factory does not occur within 90 days of the time provided therefor under the Statement of Work. If any such delay is due in substantial part to any act or omission of LSI, the 90 day period shall be extended on a day for day basis until LSI's act or omission is no longer a material contributing factor to such delay.

5.3 In the event of any delay in completing the initial installation and qualification of the JDP Process in a TSMC factory or an LSI factory, the Parties shall promptly confer and discuss, in good faith, a commercially reasonable solution for such delay, which may include appropriate revisions to the Statement of Work to provide for transfer of the JDP Process to the factory of the Party that suffered the delay in installation and qualification of the JDP Process under the Statement of Work as originally intended, and adjustments to the Parties' respective obligations under Article 6 hereinbelow, in order to realize the Parties' original intent to the fullest extent practicable.

5.4 The Parties will establish a protocol for periodic technical and operations reviews, which are anticipated to be held on a quarterly basis, at which they will exchange information regarding their respective experiences with the JDP Process. The Parties will not disclose customer specific information without having first obtained the written consent of the relevant customer.

5.5 Unless LSI has elected to have the initial transfer of the JDP Process to an LSI factory for fabrication of 300mm (12") wafers, upon request by LSI, TSMC also will transfer the JDP Process to an LSI factory for fabrication of 300mm (12")
      wafers after the JDP Process has been successfully installed and qualified by TSMC for such type of equipment in its own factory. In the event of such second transfer to LSI, upon request by TSMC, LSI will reimburse TSMC for its reasonable out-of-pocket costs and expenses incurred with respect to such second transfer, installation and qualification of the JDP Process in an LSI factory.

6     Manufacturing Alliance

6.1 The Parties will enter into a manufacturing alliance through which TSMC will supply semiconductor wafers to LSI using the JDP Process and/or TSMC's standard 0.13um processes. The terms and conditions of the alliance will be set forth in a separate foundry supply agreement that is consistent with the provisions hereof and that is substantially in the form attached hereto as Schedule D.

6.2 Subject to the successful installation and qualification of the JDP Process in a TSMC factory in accordance with the Statement of Work, TSMC will be obligated to sell to LSI and LSI will be obligated to purchase from TSMC the percentages of LSI's requirements for semiconductor wafers based upon the JDP Process as follows:

      a)    [*];

      b)    [*] and

      c)    [*].

      The wafer volumes under subsections 6.2 a) and b) are for 200mm (8") wafers or equivalents. In the event LSI seeks to purchase wafers from TSMC, the quantities of which were included in LSI's forecast for the JDP Process at the time this Agreement was signed, which are to be manufactured using another 0.13um TSMC process, such volumes shall be counted towards fulfillment of the Parties' quantity obligations hereunder. [*] For purposes hereof the wafer requirements of LSI include those of LSI's Affiliates. The Parties may conduct individual wafer sale and purchase transactions through their respective Affiliates as they deem appropriate.

6.3 Subject to the qualification factors set forth below in this Section 6.3, TSMC will sell 0.13um JDP Process wafers and TSMC 0.13um standard process wafers to LSI [*].

6.4 The minimum quantities of wafer purchases and sales obligations of the Parties under subsection 6.2 c) will be measured on [*].

6.5 TSMC will manufacture and supply masks for wafers fabricated for LSI by TSMC using the JDP Process and, upon request by LSI, for wafers to be fabricated in LSI factories using the JDP Process. [*].

6.6 The Parties anticipate further discussions of their mutual interest in potential mask making activities at LSI's Gresham, Oregon location. In the event the Parties reach agreement on such matter, it would be the subject of a separate agreement.

6.7 As soon as practicable following the Effective Date, [*], which will be set forth in the Wafer Foundry Agreement, pursuant to which [*].

7     Inventions

7.1 Each Party represents and warrants to the other Party that it has full ownership of and/or rights to all Technology contributed by such Party for purposes of the Development Program and has sufficient right and authority to convey the rights and licenses granted to the other Party under this Agreement.

7.2 TSMC shall remain the exclusive owner of all TSMC Technology and Intellectual Property Rights developed or secured before this Agreement. LSI shall remain the exclusive owner of all of LSI Technology and Intellectual Property Rights developed and secured before this Agreement. Except as provided by this Agreement or by a separate written agreement of the Parties, neither Party shall have the right or license to use the other Party's exclusively owned pre-existing Technology and Intellectual Property Rights.

7.3 Rights to all Inventions solely developed by a Party during the term of this Agreement without using any of the other Party's Technology and/or Intellectual Property Rights shall be solely owned by the Party who develops any such Invention. Rights to all Inventions solely developed by a Party during the term of this Agreement that are substantially based upon the other Party's Technology and/or Intellectual Property Rights contributed hereunder shall be owned by the Party who develops any such Invention and the other Party shall have and enjoy the free and non-exclusive right to use any such Invention; provided, however, any Invention made solely by one Party that is based upon the subject matter disclosed by any patent of the other Party shall be solely owned by the inventing Party without any rights of the other Party accruing to such Invention. For purposes of the foregoing, the term "patent" includes letters patent or other government granted or issued indicia of invention ownership by any country and any patent application that has been made available for public inspection. Rights to all Inventions developed jointly by the Parties as a result of their activities pursuant to the Development Program shall be jointly owned. Each Party shall promptly provide written notices to the other Party describing any Inventions made by the first Party that are based on the Technology and/or Intellectual Property Rights of the other Party contributed hereunder and advising the other Party of the first Party's intentions for filing any patent application therefor.

7.4 In the instance of any Invention that is jointly developed, the Parties will cooperate with respect to the determination to seek any Patent Rights that may be obtained and, if they so agree, with respect to the country(ies) of filing, the expenses to be incurred and how to be shared, the prosecution of such Patent Rights and the maintenance of any Patent Rights so obtained.

7.5 If only one Party determines to file a patent application in any country on a jointly developed Invention, then that Party will be responsible for and shall pay the entire costs associated with the preparation, filing, prosecution, and maintenance of any such patents of jointly developed Inventions filed in such country. In such instance only and notwithstanding Section 7.3, Patent Rights to any patent resulting from such solely filed applications in such country shall be solely owned by the Party responsible for the procurement and maintenance thereof and the other Party shall have a non-exclusive, royalty-free, worldwide (only in countries where the Patent Rights are granted), non-sublicensable, non-transferable and non-assignable license to such Patent Rights for their life to practice such patent for any purpose.

8     CONFIDENTIALITY

8.1 Confidential Information shall mean any information that is controlled by a Party and is identified as proprietary and confidential and that is disclosed by a Party to the other under this Agreement. Written Confidential Information shall be clearly marked or labeled "CONFIDENTIAL" or comparable legend. All oral and visual disclosures of Confidential Information shall be identified as such upon disclosure and confirmed, in writing, by the disclosing party within thirty (30) days of the disclosure. In case of disagreement to confidentiality or the contents, the receiving party must make an objection thereto, in writing, within ten
      (10) days of receipt of written disclosure or confirmation.

8.2   Unless designated as Confidential Information in accordance with the above
      Section 8.1, all other information disclosed between the Parties will be presumed to be non-confidential.

8.3 Except as provided for elsewhere in this Article 8, for five (5) years after the disclosure of Confidential Information, the receiving Party shall use the same care and discretion to avoid disclosure, publication or dissemination of disclosed and accepted Confidential Information as the receiving Party employs with similar information of its own which it does not desire to have disclosed, and in no event less than reasonable care, and shall not use such Confidential Information for its own benefit, except for the purposes of this Agreement, without the prior written consent of the disclosing Party.

8.4 The obligations set forth in Section 8.3 shall not in any way restrict or impair the right of the receiving Party to disclose to any third party, or use, any Confidential Information which:

      a) is or becomes publicly available without breach of this Agreement;

      b) was already known by the receiving Party before disclosure by the disclosing Party;

      c) is rightfully received by the receiving Party from a third party without breach of this Agreement;

      d) is independently developed by the receiving Party; or

      e) is released for disclosure by the disclosing Party with its prior written consent.

8.5 Except as otherwise provided in this Agreement, one Party shall immediately notify the other Party of any private or governmental request it receives for information (including, without limitation, Confidential Information) provided by the other Party under or related to this Agreement. Each Party shall have the right to participate in any other Party's response to any such request. In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, computer files or other materials relating to any secret or confidential information (including, without limitation, Confidential Information) or to this Agreement, that the Party shall:

      a) give the other Party the opportunity to participate in quashing, modifying, or otherwise responding to any compulsory process in an appropriate and timely manner; and

      b) cooperate fully with the other Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the secret or Confidential Information.

8.6 If one Party becomes aware of the loss, theft, or misappropriation of the other Party's Confidential Information which is in the one Party's possession or control, that Party shall notify the other Party in writing within five (5) Business Days of its discovery of such loss, theft, or misappropriation.

8.7 Except as provided herein, neither Party shall disclose the terms and conditions of this Agreement to any third party without the other Party's prior written consent, which shall not be unreasonably withheld, except to the extent required by applicable governmental authorities. Notwithstanding the forgoing, each Party shall have the right to disclose this Agreement to its attorneys, accountants, and like personnel, and to potential investors or acquires, under reasonable conditions of confidentiality. In addition, the Parties may disclose such portions of Confidential Information to such third parties (e.g. customers and suppliers) as is necessary or appropriate to the normal conduct of a Party's business, subject to such disclosures being subject to written obligations of confidentiality, comparable to those herein, being undertaken by such third parties.

8.8 The Parties agree to issue a joint press announcement after the Effective Date. Each Party must approve the content of such announcement before it is released.

9     THIRD PARTY CLAIMS AND IPR INDEMNIFICATION

9.1 LSI shall, at its own expense, indemnify and hold TSMC harmless from and against any expenses and losses resulting from any [*], provided that (i) TSMC gives LSI reasonably prompt notice in writing of any such claim or suit, and permits LSI, through counsel of its choice, to answer the charge of infringement and control the defense of such claim or suit; (ii) TSMC provides LSI information, assistance and authority, at LSI's expense, to enable LSI to defend such claim or suit; and (iii) LSI shall not be responsible for any settlement made by TSMC without LSI's prior written permission. For purpose of this Section 9.1, "TSMC" shall include TSMC, its Affiliate(s) and/or third party sub-licensee(s) who have legitimate right or license to use or have access to LSI Technology under Article 4 of this Agreement.

9.2 TSMC shall, at its own expense, indemnify and hold LSI harmless from and against any expenses and losses resulting from any [*], provided that: (i) LSI gives TSMC reasonably prompt notice in writing of any such claim or suit, and permits TSMC, through counsel of its choice, to answer the charge of infringement and control the defense of such claim or suit; (ii) LSI provides TSMC information, assistance and authority, at TSMC's expense, to enable TSMC to defend such claim or suit; and (iii) TSMC shall not be responsible for any settlement made by LSI without TSMC's prior written permission. For purpose of this Section 9.2, "LSI" shall include LSI, its Affiliate(s) and/or third party sub-licensee(s) who have legitimate right or license to use or have access to TSMC Technology under
      Article 4 of this Agreement.

9.3 In the event that a Party becomes aware that any Patent Rights of a third party may be infringed by the practice of JDP Process, that Party shall provide prompt written notice thereof to the other Party. Thereafter, the Parties, with the assistance of their respective legal representatives as appropriate, shall confer and cooperate as they mutually see fit, at their own respective costs. Any information provided by one Party to the other in such regard shall be understood to be done in support of the Parties' common interests in defending against any allegations of infringement then existing or as may be anticipated to arise and are intended to be subject to all legal privileges, including confidentiality, to which a Party is entitled. [*] EACH PARTY EXPRESSLY DISCLAIMS ALL LIABILITY TO THE OTHER PARTY BASED UPON ANY CLAIM OF CONTRIBUTORY INFRINGEMENT.

9.4 The foregoing states the entire liability and exclusive remedies of TSMC and LSI for infringement by the Wafers, the Process and the production of the Wafers furnished hereunder.

10    EVENTS OF DEFAULT AND REMEDIES

10.1 An event of default ("Event of Default") under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

      a) If a Party (the "Defaulting Party") is in material breach (other than a breach referred to in subsections 10.1 (b) and 10.1 (c) below) and such material breach is not cured by the Defaulting Party within thirty (30) days after written notice of such material breach from the other Party (the "Non-Defaulting Party"); or

      b) If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of a Party or of all of the property of a Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days; or if by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or all of the property of such Party shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after entry thereof; or if a petition to declare bankruptcy, to wind-up or to reorganize a Party pursuant to any of the provisions of the United States Federal Bankruptcy Code, or pursuant to the bankruptcy laws of the Republic of China, or pursuant to any other similar statute, rule or law applicable to such Party, shall be filed against such Party and shall not be dismissed within sixty (60) days of such filing; or

      c) If a Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or a petition for voluntary winding-up under the United States Federal Bankruptcy Code or the bankruptcy laws of the Republic of China or shall consent to the filing of any bankruptcy or reorganization petition against it under such applicable or similar law; or, without limitation of the generality of the foregoing, if a Party shall file a petition or answer or consent to seeking relief in a proceeding under any of the provisions of the United States Federal Bankruptcy Code, or under the bankruptcy laws of the Republic of China, or pursuant to any other similar statute, rule of law applicable to such Party, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a Party shall make an assignment for the benefit of creditors; or if a Party shall admit in writing its inability to pay its debts generally as they become due; or if a Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or any part of its property.

10.2 Upon the occurrence and during the continuation of any Event of Default under this Agreement, the Non-Defaulting Party shall have the right to:

      a) terminate this Agreement pursuant to Section 11.2 and/or

      b) subject to the limitations imposed by Article 11, pursue any other remedy given under this Agreement or at law or in equity or otherwise.

11    TERM AND TERMINATION

11.1 The term of this Agreement shall commence on the Effective Date and shall continue in effect until March 31, 2008, or until such later date(s) as to which the Parties may agree in writing, unless terminated prior to any such date in accordance with Article 10.

11.2 This Agreement may be terminated prior to the expiration of the Term upon written notice given by the Non-Defaulting Party upon the occurrence of an Event of Default.

11.3 The rights and obligations of the Parties with respect to termination of the Wafer Foundry Agreement, in whole or in part, are to be governed by the terms and conditions of that agreement.

11.4 Each Party acknowledges that a breach by it of its covenants regarding non-disclosure and confidentiality contained in Article 8 will result in irreparable injury to the other Party, and consequently the other Party shall be entitled to temporary, preliminary and permanent injunctive relief or to a protective order for any threatened or actual violation of the provisions of Article 8. Each Party agrees and consents to the entry of an injunction or protective order by any court of competent jurisdiction upon a showing by the other Party of a reasonable belief that the Confidential Information is being used or disclosed contrary to the terms of Article 8. The foregoing provisions are in addition to, and not in limitation of, the remedies of specific performance, termination of this Agreement, damages, and any other remedies at law or equity or otherwise, that the other Party many have upon breach of Article 8. The Parties stipulate that the arbitration provision of Section 12.2 shall not apply to any temporary restraining order, injunctive relief, protective order or other provisional remedy sought to prohibit or prevent threatened breaches of the provisions of Article 8.

11.5 Upon the expiration of the Term in accordance with Section 11.1, the Parties shall have no further duties, obligations or liabilities towards each other hereunder except any then remaining duties, obligations or liabilities that have then accrued and remain unperformed prior to the effective date of such expiration and pursuant to those surviving sections set forth in Section 11.8 below.

11.6  Upon the early termination of this Agreement for default pursuant to
      Section 11.2, including termination due to breach of the confidentiality obligations of Article 8:

      a) the Non-Defaulting Party shall have no further duties, obligations or liabilities towards the Defaulting Party under this Agreement, except for the confidentiality obligations set forth in Article 8; and

      b) the Defaulting Party shall not be excused from any then remaining duties, obligations or liabilities under the Agreement, including those obligations under Section 6.2 and liabilities for damages or harm suffered by the Non-Defaulting Party prior to or after such termination or expiration, subject to the liability limitations of this Agreement. Also, in such event, the Defaulting Party shall promptly return to the Non-Defaulting Party all tangible Confidential Information and certify as deleted all electronic forms of Confidential Information received from the other Party.

11.7 The rights and licenses granted by one Party to the other Party under this Agreement shall perpetually and irrevocably continue without interruption following the expiration or termination of this Agreement, except in the case of a termination of this Agreement by a Non-Defaulting Party for material breach by the other Party; provided, however, if the Non-Defaulting Party exercises its right to terminate this Agreement for the material breach by the other Party and intends to also terminate the rights and licenses granted to the Defaulting Party, any termination of the rights and licenses granted hereunder to the Defaulting Party may only occur after (i) the Non-Defaulting Party shall first give the Defaulting Party notice of such intention to terminate the rights and licenses granted to the Defaulting Party and a detailed written description of the material breach that is asserted to cause substantial harm to the Non-Defaulting Party; (ii) the Defaulting Party is given the reasonable opportunity to cure any such material breach for a period of ninety (90) days following the giving of such notice (iii) and if the Defaulting Party does not cure such material breach within said ninety (90) day period. In addition, the termination of the rights and licenses granted to a Party may only apply to a Defaulting Party's prospective activities. The rights and licenses of the Non-Defaulting Party shall remain in full force and effect notwithstanding any termination of this Agreement and/or the termination of the rights and licenses of the Defaulting Party for material breach.

11.8 Subject to the rights of a Non-Defaulting Party under Section 11.6 and 11.7, the following provisions of this Agreement shall survive the expiration or termination of this Agreement for any reason: Article 1 (Definitions), Section 3.8 (employment prohibition), Article 4 (Licenses),
      Article 7 (Inventions), Article 8 (Confidentiality), Article 9 (Third Party Claims and IPR Indemnification), Article 12 (Dispute Resolution),
      Article 13 (Limitation of Liability) and Article 15 (General Provisions).

12    DISPUTE RESOLUTION

12.1 The Parties shall use all reasonable efforts to settle any disputes arising hereunder by mutual agreement. In the event any dispute is not so settled, a Party which believes a dispute exists shall provide a written notice of the dispute (the "Dispute Notice") to the senior management representatives of the other Party seeking resolution of the dispute by mutually agreed upon meeting(s) or teleconference(s) of such representatives. The initial senior management representatives designated by the Parties (and who may be replaced by the respective appointing Party) to resolve disputes pursuant to this Section 12.1 are:

      LSI Representative:       [*]

      TSMC Representative:      [*]

      If the dispute is not resolved within thirty (30) Business Days following receipt by the receiving Party of the Dispute Notice (the "Internal Dispute Resolution Period"), either Party may initiate binding arbitration proceedings in accordance with Section 12.2 below.

12.2 Any dispute between the Parties that is not resolved pursuant to Section 12.1, the Parties shall submit such dispute to binding arbitration conducted pursuant to the following procedure:

      a) The Party seeking arbitration shall give written notice to the other Party with reasonable promptness following the expiration of the Internal Dispute Resolution Period. The notice shall include a clear statement of the matter(s) in dispute, shall name one arbitrator appointed by such Party, and shall be delivered to the other Party. Within twenty (20) Business Days after receipt of such request, the other Party shall appoint one arbitrator, or in default thereof, such arbitrator shall be named as soon as practicable in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules (the "Arbitration Rules"). The two arbitrators appointed by the Parties shall appoint a third arbitrator within ten (10) Business Days after the appointment of the second arbitrator, or failing such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed in accordance with the Arbitration Rules.

      b) The arbitration hearing shall be held in San Francisco, California, United States, if it is initiated by TSMC, or alternatively in Taipei, Taiwan ROC if it is initiated by LSI, on at least twenty (20) Business Days' prior written notice to the Parties, and shall be conducted in the English language. Except as otherwise provided herein, the proceedings shall be conducted in accordance with the Arbitration Rules; provided (i) the Parties shall be entitled to and hereby agree to be subject to discovery in scope and under procedures substantially equivalent to that provided by the US Federal Rules of Civil Procedure and (ii) the governing law shall be as specified in Section 15.2. Any decision of the arbitrators, including a decision regarding an allocation of costs consistent with Section 12.2, shall be joined in by at least two of the arbitrators and shall set forth in a written award which shall state the basis of the award and shall include both findings of facts and conclusions of law. The arbitrators shall not have the power to award punitive damages or costs or damages for attorneys' or consultants' fees. An award rendered pursuant to the foregoing, shall be final and binding on the Parties, and judgment thereon may be entered or enforcement thereof sought by any Party in any court of competent jurisdiction.

      c) Unless otherwise set forth in the award of the arbitrators, each Party shall bear the costs of its appointed arbitrator and its own attorneys' and consultants' fees, and the costs of the third arbitrator shall be shared equally by the Parties. Additional incidental costs of arbitration shall be paid for by the non-prevailing Party in the arbitration; provided that where the final decision of the arbitrators is not clearly in favor of either Party, such incidental costs shall be shared equally by the Parties.

      d) The existence of any dispute or controversy under this Agreement or the pendency of the dispute settlement or resolution procedures set forth above shall not in and of themselves relieve or excuse any Party from its ongoing duties and obligations under this Agreement or under any other agreement between the Parties.

13    LIMITATION OF LIABILITY

      INDEPENDENTLY OF ANY OTHER LIMITATION HEREOF AND REGARDLESS OF WHETHER THE PURPOSE OF ANY REMEDY SET FORTH HEREIN IS SERVED, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM, RELATING TO OR ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF SUCH DAMAGES.

14    FORCE MAJEURE

      In the event that either Party is prevented from performing or unable to perform any of its obligations under this Agreement, due to any act of God, fire, casualty, flood, earthquake, hurricane, typhoon, tornado, war, strike, lockout, epidemic, riot insurrection, or any other similar cause beyond the reasonable control of the Party invoking this section (a "Force Majeure") and if such Party shall have used its best reasonable efforts to mitigate the effects of such Force Majeure, such Party shall give prompt written notice to the other Party, its nonperformance shall be excused, and the time for the performance shall be extended for a period of ninety (90) days or such longer period to which the Parties may agree. In the event one Party provides notice of the occurrence of a Force Majeure, as promptly as practicable the Parties shall meet and confer regarding whether, and if so, how their respective obligations under Articles 3, 5 and 6 may be modified, if necessary, in order to reasonably preserve their original expectations regarding completion of the installation and qualification of the JDP Process in each other's factories and the provisions for wafer supply. After such ninety (90) days, or longer period as may be agreed to by the Parties, the Party to which notice of a Force Majeure has been given may terminate this Agreement by written notice to the other Party whose performance was excused due to the Force Majeure and, in such event, the Parties' obligations thereafter shall be as provided by Section 11.8.

15    GENERAL PROVISIONS

15.1 Neither Party may assign or transfer this Agreement or any rights or obligations hereunder voluntarily, involuntarily, by operation of law, in connection with a change of control or otherwise, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. "Change of control" shall mean a change in ownership or control of fifty percent (50%) or more of the common stock or other equity instrument of a Party by one or more parties acting in concert in one or more transactions. Any assignment or transfer of this Agreement made in contravention of the terms of this section shall be null and void.

15.2 This Agreement shall be construed and interpreted in accordance with the law of the State of California (except its choice of law rules).

15.3 Each party will comply with all applicable laws, rules and regulations of the U.S. and Republic of China Governments relating to the export of commodities technical data and software insofar as they relate to the activities under this Agreement. In particular, the Parties agree not to export or re-export, directly or indirectly, any product, process, technical data or software to any country to which such export or re-export is restricted or prohibited by U.S. or Republic of China Governments or other relevant laws, without obtaining prior authorization from the competent government authorities as required by those laws. TSMC shall provide a letter of assurance to LSI in the form set forth at Schedule E hereto upon the signing of this Agreement. The export provisions of this Section 15.3 shall survive any termination or expiration of this Agreement.

15.4 No failure or delay on the part of either Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

15.5 Any written notice or communication to a Party required or permitted under this Agreement and the delivery of any other material pursuant to this Agreement shall be deemed to have been duly given and received (i) on the date of service or delivery, if served or delivered personally or sent by facsimile transmission (and as confirmed as transmitted by a transmission slip and confirmation copy sent via first class mail, postage prepaid, and addressed to the Party to whom notice is to be given) to the Party to whom notice or the delivery is to be given, or (ii) on the tenth (10th) day after mailing, if mailed by first class registered or certified mail if mailed nationally or by registered airmail if mailed internationally, postage prepaid, and addressed to the Party to whom notice is to be given at the address set forth below or at the most recent address specified by written notice given in accordance herewith, or (iii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt, or (iv) on the third (3rd) day after mailing, if sent by an internationally recognized courier for expedited service and so addressed and if there is evidence of acceptance by receipt. All notices and correspondence required under this Agreement shall be sent to the following addresses, which may be changed by notice so given:

      If to TSMC:                         If to LSI:
                                          ---------
      121, Park Ave., III, Science-Based  1551 McCarthy Blvd.
      Industrial Park, Hsin-Chu 310       Milpitas, California 95035
      Taiwan, R.O.C.                      USA
                                          Attention: General Counsel - M/S D-106
      Attention: General Counsel          Telephone:  [*]
      Telephone: [*]                      Fax:             [*]
      Fax: [*]                            cc: Vice President Strategic Alliances
      cc:

15.6 If any provision of this Agreement is held by a court or tribunal of competent authority to be ineffective, unenforceable or illegal for any reason, such holding shall not effect the validity or enforcement of any or all of the remaining portions thereof, which shall be construed in order to respect the Parties' intent as fully as possible in spite of any such holding.

15.7 Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either Party or any third party a license or other right except, solely as to the Parties hereto, the rights expressly granted hereunder.

15.8 Neither Party shall use the name of the other Party in any form of advertising or promotional material without the prior written approval of the other Party. Either Party may, without notice to the other Party, disclose the transactions contemplated by this Agreement in any form of advertising or promotional material so long as the name of the other Party is not mentioned in the advertising or promotional material.

15.9 The Agreement, with the Schedules hereto, which are incorporated herein by reference, embodies the final, complete and exclusive statement of the terms of the Parties' agreement with respect to the subject matter hereof and supercedes any prior or contemporaneous representations, descriptions, courses of dealings or agreements as to such subject matter, including confidentiality and other agreements entered into in anticipation of this Agreement. No amendment or modification of this Agreement or any Schedule hereto shall be valid or binding upon the Parties unless in writing and signed by an officer of each Party, and NO LSI OR TSMC EMPLOYEE OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND LSI OR TSMC TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

15.10 The relationship of the Parties hereto is that of independent contractors. Neither Party, nor its agents or employees shall be deemed to the agents, employee, joint venturer, partner or fiduciary of the other Party. Neither Party shall have the right to bind the other Party, transact any business in the other Party's name or on the other Party's behalf or incur any liability for or on behalf of the other Party.

15.11 This Agreement shall not be modified, amended or terminated except by written agreement of the Parties, signed by the Parties authorized representatives.

15.12 For the purposes of this Agreement, headings used in this Agreement are for convenience of reference only and shall not be used in construing or interpreting this Agreement. The word "including" when used is not intended to be exclusive and means "including, without limitation."

15.13 This Agreement may be signed on behalf of the Parties in one or more counterparts, each in the English language and each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      IN WITNESS HEREOF the Parties have caused this Agreement to be signed by their duly authorized representatives.

LSI Logic Corporation                    Taiwan Semiconductor Manufacturing Co.,
                                         Ltd.

By:_____________________________         By:___________________________________

Name: Joseph Zelayeta                    Name: F. C. Tseng

Title: Executive Vice President          Title: President,
         Worldwide Operations

Date:___________________________         Date:_________________________________

                                   Schedule A

                        Statement of Work for Development
                                     of the
                                   JDP Process

                                       [*]

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   Schedule B

               Description of LSI Process Technology Contribution

LSI Front End Process:
[*]

LSI Other Technology:

LSI Logic will also contribute to the Development Program for the JDP Process information in the following areas:

1.      [*]

2.      [*]

                               [End of Schedule B]

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   Schedule C

                 Identity of Party Referenced in Section 4.2(d)

                                       [*]

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   Schedule D

                             Wafer Foundry Agreement
                                      Form

                                   Schedule E

                          Letter of Written Assurances

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, California 95035

      Re: Manufacturing Technology Joint Development and Foundry Supply Agreement ("Agreement")

Gentlemen:

This letter is provided by Taiwan Semiconductor Manufacturing Co., Ltd., a company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3 Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC") to convey appropriate written assurance that TSMC acknowledges that the technology provided by LSI Logic Corporation ("LSI") to TSMC under the above referenced Agreement ("Technology") may be subject to regulation and control by the Export Administration Regulations ("EAR") of the United States and that without having first obtained any necessary BXA license or license exception to the EAR, TSMC will not:

      1. reexport or release the Technology to a national of a country in Country groups D:1 or E:2 of the EAR or

      2. export to Country Groups D:1 or E:2 of the EAR the direct product of the Technology, if such product produced outside the United States is subject to national security controls a s identified on the EAR Commerce Control List "(CCL)", General Prohibition Three, Sec. 736.2(b)(3) of the EAR. For purposes hereof it is understood that the term "direct product" has the meaning as set out in Part 734.3(a)(4) and that the jointly developed process under the Agreement would be the "direct product" of the Technology to which this letter applies.

                                    Sincerely,
                                    Taiwan Semiconductor Manufacturing Co. Ltd.

                                    -------------------------------------------
                                    Title:


                                       26